EXHIBIT 24.1

                               CONSENT

                                 OF

           BARATZ & ASSOCIATES, P.A., INDEPENDENT AUDITORS

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Registration No. 333-
        ) and related Prospectus of e*machinery.net, inc. for the registration of 2,430,000 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2000 (except for subsequent event as to which the date is March 31, 2000), with respect to the consolidated financial statements of e*machinery.net, inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999 filed with the Securities and Exchange Commission and our report dated May 2, 2000 with respect to the consolidated financial statements of e*machinery, inc. included in its Form 8-K/A filed May 26, 2000 with the Securities and Exchange Commission.

/s/Baratz & Associates, P.A.
Marlton, NJ
August 14, 2000